Exhibit 11

                             BNP U.S. FUNDING L.L.C.

                  COMPUTATION OF NET INCOME PER COMMON SECURITY

                      (in thousands, except per share data)

                                                                 Three-month
                                                                 period ended
                                                                March 31, 2003
                                                                 (unaudited)
                                                                --------------

Net income                                                         $  6,251
Less:  preferred securities dividend requirement                        ---
                                                                    -------
Net income applicable to common securities                         $  6,251
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Securities:
Weighted average number of common securities outstanding             53,011
                                                                    -------
Net income per common security                                     $ 117.92
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